Exhibit 10.16

OSI SYSTEMS, INC

NONQUALIFIED DEFINED BENEFIT PLAN

2025 Amendment to

Amended and Restated Retirement Benefit Award Agreement

THIS 2025 AMENDMENT (“2025 Amendment”) is made effective as of December 23, 2025, by and between OSI Systems, Inc. (the “Company”), and Deepak Chopra (the “Eligible Employee”) to the Amended and Restated Retirement Benefit Award Agreement, made effective December 31, 2017 (the “Award Agreement”).

WHEREAS, the Company has adopted the OSI Systems, Inc. Nonqualified Defined Benefit Plan, as amended effective January 1, 2012 (the “Plan”) and designated the Eligible Employee as a Participant in the Plan pursuant to the Award Agreement;

WHEREAS, the Company previously adopted the First Amendment to the Award Agreement, effective June 19, 2020 (the “First Amendment”), the Second Amendment to the Award Agreement, effective August 19, 2020 (the “Second Amendment”) and the Third Amendment to the Award Agreement, effective October 27, 2021 (the “Third Amendment”); and

WHEREAS, the Company now desires to again amend the Award Agreement to increase the Eligible Employee’s Retirement Benefit and specify the form of payout for the new benefit amount without changing the timing of the existing benefit payments, in compliance with all requirements of Section 409A of the Internal Revenue Code (the “Code”).

NOW, THEREFORE, the parties hereto agree as follows:

1.Fourth Additional Retirement Benefit. Section 3 of the Award Agreement is hereby amended to add the following new sentence to the end of the first paragraph of that section:

Notwithstanding the foregoing, effective December 23, 2025, in addition to the original Retirement Benefit and additional Retirement Benefits specified above and in the First Amendment, Second Amendment and Third Amendment, the Eligible Employee shall be entitled to a fourth additional Retirement Benefit of Five Million Dollars ($5,000,000), (adjusted as specified herein for annual CPI increases commencing on July 1, 2028), payable in quarterly installments of Four Hundred Sixteen Thousand Six Hundred Sixty-Six Dollars and Sixty-Seven Cents ($416,666.67), plus annual CPI adjustments each July 1st, on the first day of each calendar quarter commencing for this additional amount on July 1, 2028 and continuing for a period of twelve calendar quarters ending June 30, 2031. All such additional Retirement Benefit payments shall be fully vested as of December 23, 2025 and, as of such date, all references to “Retirement Benefit” as used in the Plan and this Award Agreement (including amounts payable by reason of death or Disability under Sections 5 or 6 below) shall include this fourth additional benefit, except as provided in Section 7 as amended below.

OSI Systems, Inc. NDBP 2025 Amendment to Amended and Restated Retirement Benefit Award Agreement

2.Change in Control. Section 7 of the Award Agreement is hereby amended to replace the new final sentence added by the First Amendment, as amended by the Second Amendment and the Third Amendment, with the following:

Notwithstanding the foregoing, in the event of a Change in Control, whether before or after the Eligible Employee’s Separation from Service, the present value of all remaining payments with respect to each of the additional Retirement Benefits added by the First Amendment, the Second Amendment, the Third Amendment, and this 2025 Amendment, shall be paid in the form of a single lump sum within ninety (90) days following the Change in Control, subject to compliance with all requirements of Code Section 409A.

3.Confirmation of Existing Benefit. Except as amended herein, all other provisions of the Plan, the Award Agreement, the First Amendment, the Second Amendment, and the Third Amendment, shall remain in full force and effect and shall apply to the additional Retirement Benefit provided by this 2025 Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this 2025 Amendment to the Amended and Restated Award Agreement effective as of the date first written above.

OSI SYSTEMS, INC.

By:	/s/ Alan Edrick
Alan Edrick,
Executive Vice President and Chief Financial Officer

ELIGIBLE EMPLOYEE

/s/ Deepak Chopra
Deepak Chopra